UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	59-3029743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6714 NW 16th Street, Suite B Gainesville, FL	32563
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value per $0.0001 per share	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement Regulation A offering statement file number to which this form relates: 333-249136

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

Cyclo Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.0001 per share and Warrants to purchase Common Stock to be registered hereunder, set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-249136), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on September 29, 2020, as thereafter amended and supplemented.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the United States Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CYCLO THERAPEUTICS, INC.

By:	/s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer

Dated: December 8, 2020

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